SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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TRI-COUNTY FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LETTERHEAD OF TRI-COUNTY FINANCIAL CORPORATION]

April 11, 2005

Dear Stockholder:

     I am pleased to invite you to attend the annual meeting of stockholders of Tri-County Financial Corporation (the “Company”) to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Wednesday, May 11, 2005 at 10:00 a.m.

     The attached Notice and Proxy Statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of the Company’s auditors, Stegman & Company, will be present to respond to any questions stockholders may have.

     Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.

     We look forward to seeing you at the meeting.

Sincerely, /s/ Michael L. Middleton Michael L. Middleton President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
Principal Holders of Voting Securities
Proposal 1 - Election Of Directors
NOMINEES FOR ELECTION OF DIRECTORS
DIRECTORS CONTINUING IN OFFICE
Meetings and Committees of the Board of Directors
Directors’ Compensation
Proposal 2 – Approval of Tri-County Financial Corporation 2005 Equity Compensation Plan
Executive Compensation
Transactions with the Company and the Bank
Section 16(a) Beneficial Ownership Reporting Compliance
Independent Auditors
Audit Committee Report
Miscellaneous
Stockholder Proposals and Nominations

TRI-COUNTY FINANCIAL CORPORATION
3035 LEONARDTOWN ROAD
WALDORF, MARYLAND 20601
(301) 645-5601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tri-County Financial Corporation (the “Company”) will be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Wednesday, May 11, 2005 at 10:00 a.m.

     The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of two directors of the Company;

2.	The approval of the Tri-County Financial Corporation 2005 Equity Compensation Plan; and

3.	Such other matters as may properly come before the annual meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the annual meeting.

     Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned. The Board of Directors has fixed the close of business on March 25, 2005 as the record date for determination of the stockholders entitled to receive notice of and to vote at the annual meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the annual meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ H. Beaman Smith
H. Beaman Smith
Secretary

Waldorf, Maryland
April 11, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
TRI-COUNTY FINANCIAL CORPORATION
3035 LEONARDTOWN ROAD
WALDORF, MARYLAND 20601
(301) 645-5601

ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri-County Financial Corporation (“Tri-County Financial” or the “Company”) to be used at the annual meeting of stockholders of the Company, which will be held in the Board Room at the main office of Community Bank of Tri-County (the “Bank”), 3035 Leonardtown Road, Waldorf, Maryland on Wednesday, May 11, 2005 at 10:00 a.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about April 11, 2005.

Voting and Revocability of Proxies

     Who Can Vote at the Meeting. You are entitled to vote your Tri-County Financial common stock if the records of the Company show that you held your shares as of the close of business on March 25, 2005. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

     As of the close of business on March 25, 2005, 1,163,336 shares of Tri-County Financial common stock were outstanding. Each share of common stock has one vote.

     Attending the Meeting. If you are a stockholder as of the close of business on March 25, 2005, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Tri-County Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Vote Required. The annual meeting will be held if at least one-third of the outstanding shares of common stock entitled to vote, constituting a quorum, is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees or withhold votes as to either nominee. There is no cumulative voting for the election of directors. Directors must be elected by an affirmative vote of a majority of the shares cast at the annual meeting. Votes that are withheld will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of the election.

     In voting to approve the Tri-County Financial Corporation 2005 Equity Compensation Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the voting.

     Voting by Proxy. This proxy statement is being sent to you by the Board of Directors of Tri-County Financial to request that you allow your shares of Tri-County Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Tri-County Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” approval of the Tri-County Financial Corporation 2005 Equity Compensation Plan.

     If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Tri-County Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company, by the filing of a later-dated proxy before a vote being taken on a particular proposal at the annual meeting or by attending the annual meeting and voting in person. The mere presence of a stockholder at the annual meeting will not in and of itself revoke such stockholder’s proxy.

     If your Tri-County Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Principal Holders of Voting Securities

     The following table sets forth, as of March 25, 2005, certain information as to those persons who were beneficial owners of more than 5% of the Company’s outstanding shares of common stock and as to the shares of common stock beneficially owned by each director, each executive officer named in the summary compensation table and by all executive officers and directors of the Company as a group. Persons and groups owning in excess of 5% of the common stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Management knows of no person, other than those set forth in the table below, who owned more than 5% of the outstanding shares of common stock as of March 25, 2005. All beneficial owners listed in the table have the same address as the Company. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

			Number of Shares That May be	Percent of Shares
	Number of Shares Owned		Acquired Within 60 Days by	of Common Stock
Name of Beneficial Owners	(excluding options) (1)		Exercising Options	Outstanding (2)
Michael L. Middleton	123,809	(3)	33,868	13.17%
C. Marie Brown	40,624	(4)	23,112	5.37
James R. Shepherd	375		2,175	*
Louis P. Jenkins, Jr.	750		4,925	*
Herbert N. Redmond, Jr.	810		12,600	1.14
H. Beaman Smith	43,975	(5)	10,850	4.67
A. Joseph Slater, Jr.	150		2,850	*
Gregory C. Cockerham	21,601		23,607	3.81
William J. Pasenelli	2,188		13,333	1.32

All Directors, Executive Officers and	234,282		127,320	28.02
Nominees as a Group (9 persons)

Community Bank of Tri-County	81,149		—	6.98%
Employee Stock Ownership Plan (the “ESOP”) (6)

*Less than 1% of the shares outstanding

(1)	Includes shares allocated to the account of the individuals under the Community Bank of Tri-County Employee Stock Ownership Plan, with respect to which the individual has voting but not investment power as follows: Mr. Middleton—16,312 shares; Ms. Brown—11,294 shares; Mr. Cockerham—10,203 shares; and Mr. Pasenelli—939 shares.

(2)	In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares that the individual or group may acquire through the exercise of options within 60 days of March 25, 2005.

(3)	Includes 29,823 shares owned by Mr. Middleton’s wife and 1,872 shares owned by individual retirement account of Mr. Middleton’s wife.

(4)	Includes 12,000 shares owned by Ms. Brown’s husband.

(5)	Includes 6,518 shares owned by Mr. Smith’s wife.

(6)	Includes 6,600 shares held in a suspense account for future allocation and/or distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and shares for which no instructions have been received are voted by the trustees in the manner directed by the ESOP committee.

Proposal 1 - Election Of Directors

     Tri-County Financial’s Board of Directors currently consists of seven members. The Company’s Articles of Incorporation provide that directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually. Since the Company is trading on the OTC Electronic Bulletin Board, there is no independence requirement for the Company’s directors. However, if the Company were to apply the current listing standards of the Nasdaq Stock Market, each of the directors would be considered independent, except for C. Marie Brown, Michael L. Middleton and H. Beaman Smith, who are not independent because they are employees of the Company and the Bank.

     The Board of Directors has nominated James R. Shepherd and H. Beaman Smith to serve for an additional three-year term or until their successors are elected and qualified. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each biography is as of December 31, 2004. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Community Bank of Tri-County.

NOMINEES FOR ELECTION OF DIRECTORS

     The following nominees are standing for election for terms ending in 2008:

     James R. Shepherd is the Business Development Officer for the Calvert County Department of Economic Development. Mr. Shepherd was previously a business owner in Calvert County. Mr. Shepherd holds an MS degree in Management from the University of Maryland and a BA from Roanoke College. Mr. Shepherd serves in numerous civic and charitable organizations. Age 60. Director since 2003.

     H. Beaman Smith is the Secretary/Treasurer of the Company, President of Accoware, a computer software company, and Vice President of Fry Plumbing Company of Washington, D.C. Mr. Smith holds a Masters Degree and BS from the University of Maryland. Mr. Smith is a director of the Maryland 4-H Foundation. Age 59. Director since 1986.

DIRECTORS CONTINUING IN OFFICE

     The following directors have terms ending in 2006:

     Herbert N. Redmond, Jr. is the Senior Vice President and Manager of the St. Mary’s County office of the D.H. Steffens Company, which provides civil engineering, land planning and land surveying services. He is a member of the Leonardtown Rotary and serves on the special activities committee. He also serves as a member of the St. Mary’s County Building Officials and Code Administrators Appeals Boards and is a member of the St. Mary’s County Historical Society. Mr. Redmond serves on the vestry of Christ Church Chaptico and on the scholarships awards committee of the Maryland Society of Surveyors. Age 64. Director since 1997.

     A. Joseph Slater, Jr. is the President and CEO of the Southern Maryland Electric Cooperative, which is one of the ten largest electrical distribution cooperatives in the country. Previously Mr. Slater served as Vice President of the National Rural Electric Cooperative Association. Mr. Slater also serves on the Board of the Maryland Chamber of Commerce, Civista Hospital and numerous other civic organizations. Mr. Slater holds an MBA in Finance from George Washington University and a BS in Accounting from Shepherd College. Age 51. Director since 2003.

     The following directors have terms ending in 2007:

     C. Marie Brown has been associated with the Bank for over 30 years and serves as its Chief Operating Officer. Ms. Brown is an alumna of Charles County Community College with an associates of arts degree in management development. She is a supporter of the Handicapped and Retarded Citizens of Charles County, a member of the Zonta Club of Charles County and serves on various administrative committees of the Hughesville Baptist Church. Age 62. Director since 1991.

     Louis P. Jenkins, Jr. is a partner in the law firm of Jenkins, Jenkins & Jenkins, P.A. located in La Plata, Maryland. Prior to entering private practice, Mr. Jenkins served as an Assistant State’s Attorney in Charles County, Maryland from 1997 to 1999. From 1996 to 1997, he clerked for the Honorable Robert C. Nalley of the Charles County Circuit Court. Mr. Jenkins is involved in a number of public service organizations including the Rotary Club of Charles County – La Plata, the Southern Maryland Chapter of the American Red Cross and the Charles County Bar Association. Age 33. Director since 2000.

     Michael L. Middleton is President and Chief Executive Officer of the Company and the Bank. Mr. Middleton joined the Bank in 1973 and served in various management positions until 1979 when he became President of the Bank. Mr. Middleton is a Certified Public Accountant and holds a Masters of Business Administration. As President and Chief Executive Officer of the Bank, Mr. Middleton is responsible for the overall operation of the Bank pursuant to the policies and procedures established by the Board of Directors. From December 1995 to December 2004, Mr. Middleton served on the Board of Directors of the Federal Home Loan Bank of Atlanta, serving as Chairman of the Board from January 2004 to December 2004. He served as its Board Representative to the Council of Federal Home Loan Banks. Mr. Middleton currently serves on the Board of Directors of the Federal Reserve Bank, Baltimore Branch. Age 57. Director since 1979.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During 2004, the Board of Directors held six meetings. No Director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during the period he or she served on the Board.

     The Company’s Audit Committee, consisting of Messrs. Shepherd, Slater and Redmond, meets with the Company’s independent auditors in connection with their annual audit and reviews the Company’s accounting and financial reporting policies and practices. All of the members of the Audit Committee are “independent” as defined under the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities. The Audit Committee met five times during 2004. The Audit Committee acts under a written charter adopted by the Board of Directors. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

     The Company’s “Nominating Committee” is its Governance Committee. The Governance Committee, consisting of Messrs. Jenkins, Shepherd and Smith, selects nominees for election as directors. All of the members of the Governance Committee are “independent” as defined under the listing standards of the Nasdaq Stock Market, except for Mr. Smith, who is an employee of the Company and the Bank. The Governance Committee met one time during 2004. The Governance Committee operates under a written charter that governs its composition and responsibilities. A copy of the Governance Committee’s charter is not available on the Company’s website; however, a copy of that charter was filed as an appendix to the Company’s proxy statement for the 2004 annual meeting of stockholders.

     In its deliberations, the Governance Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Company’s market area. Any nominee for director made by the Governance Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Governance Committee solicits its then current directors for the names of potential qualified candidates. The Governance Committee may also ask its directors to pursue their business contacts for the names of potentially qualified candidates. The Governance Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Governance Committee’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. If a stockholder has submitted a proposed nominee, the Governance Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Governance Committee would evaluate nominees for director recommended by the Board of Directors.

     The Governance Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance Committee in care of the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Each such written recommendation must set forth (1) the name of the recommended candidate, (2) the number of shares of stock of the Company that are beneficially owned by the stockholder making the recommendation and by the recommended candidate, and (3) a detailed statement explaining why the stockholder believes the recommended candidate should be nominated for election as a director. In addition, the stockholder making such recommendation must promptly provide any other information reasonably requested by the Governance Committee. To be considered by the Governance Committee for nomination for election at an annual meeting of stockholders, the recommendation must be received by January 1 preceding that annual meeting. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to other candidates recommended by directors or executive management.

     The Company does not have a separate compensation committee. Compensation matters are considered by the full Board of Directors.

Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Secretary c/o Christy Lombardi, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     The Company does not have a policy regarding Board member attendance at annual meetings of stockholders. All of the Company’s directors attended the Company’s 2004 annual meeting of stockholders.

Directors’ Compensation

     Board Fees. Directors of the Company receive an annual retainer of $8,000 and fees of $500 per meeting attended in person and $225 per telephone meeting. Members of the Bank’s Board of Directors receive an annual retainer of $3,500 and fees of $650 per meeting attended in person and $225 per telephone meeting. Members of the Bank’s Executive and ALCO Committees receive a fee of $425 per meeting attended and $225 per telephone meeting. Members of the Company’s Audit and Governance Committees receive fees of $325 per meeting attended in person and $225 per telephone meeting. The Chairman of the Audit Committee receives $425 for each meeting attended in person. If more than one meeting of the Bank, the Company or any committee is held on any given day, the aggregate fees cannot exceed $1,400 per day. Additionally, for his service as Secretary and Treasurer of the Company, Mr. Smith receives an annual salary of $15,000.

     Stock Option Plan for Non-Employee Directors. The Company maintains a stock option plan for non-employee directors, adopted by the Board of Directors in December 1995. On June 30, 2004, Messrs. Jenkins, Redmond, Shepherd, Slater and Smith received non-statutory stock options to acquire 1,350, 1,800, 450, 900 and 1,800 shares of common stock, respectively, at an exercise price of $44.50 per share. The options were immediately vested and exercisable. Following the three-for-two stock split of the Company’s common stock on December 1, 2004, Messrs. Jenkins, Redmond, Shepherd, Slater and Smith held 2,025, 2,700, 675, 1,350 and 2,700 shares of common stock, respectively, at an exercise price of $29.67 per share. Additionally, on December 27, 2004, Messrs. Jenkins, Redmond, Shepherd, Slater and Smith received non-statutory stock options to acquire 2,000, 3,000, 1,500, 1,500 and 3,000 shares of common stock, respectively, at an exercise price of $35.75 per share. The options were all immediately vested and exercisable.

     Director Retirement Plan. The Bank’s Board of Directors maintains a retirement plan for members of the Board of Directors of the Bank (the “Directors’ Plan”). Under the Directors’ Plan, each non-employee director of the Bank will receive an annual retirement benefit for ten years following his termination of service on the Bank’s Board in an amount equal to the product of his “Benefit Percentage,” his “Vested Percentage,” and $3,500. A participant’s “Benefit Percentage” is 0% for less than five years of service, 33 1/3% for five to nine years of service, 66 2/3% for 10 to 14 years of service, and 100% for 15 or more years of service. A participant’s “Vested Percentage” equals 33 1/3% if the participant was serving on the Board on January 1, 1995 (the “Effective Date”), increases to 66 2/3% if the participant completes one year of service after the Effective Date, and becomes 100% if the participant completes a second year of service after the Effective Date. However, if a participant retires from service on the Board due to “disability” (as determined by the Board of Directors of the Bank) or for any reason after attaining age 65, the participant’s Vested Percentage will become 100% regardless of his years of service. A participant’s vested percentage will also become 100% in the event of a “change in control” (as defined in the Directors’ Plan). If a participant terminates service on the Board due to disability, the Bank will pay the participant each year for ten years an amount equal to the product of his Benefit Percentage and $3,500. The Directors’ Plan also provides death benefits to a participant’s surviving spouse under certain conditions.

     The Directors’ Plan also establishes a deferred compensation program for members of the Board of Directors of the Bank. Under the Directors’ Plan, Directors of the Bank may elect to defer all or any portion of the fees and/or salary otherwise payable to him or her in cash for any calendar year in which the Directors’ Plan is in effect. Deferred amounts will be credited to a bookkeeping account in the participant’s name, which will also be credited annually with the greater of: (1) the investment return that would have resulted if such deferred amounts had been invested in savings accounts having a return equal to the highest interest rate that the Bank pays on certificates of deposit, which rate is adjusted on each January 1st; or (2) the consolidated return on equity of the Company for the calendar year as determined under generally accepted accounting principles. Participants may determine the time and form of benefit payments and may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that (1) elections designating a beneficiary or ceasing future contributions will be given immediate effect, and (2) participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation.

Proposal 2 – Approval of Tri-County Financial Corporation 2005 Equity Compensation Plan

     At the annual meeting, stockholders will be asked to approve the Tri-County Financial Corporation 2005 Equity Compensation Plan (the “2005 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on January 24, 2005.

     Tri-County Financial believes that incentives and stock-based awards focus employees on the dual objectives of creating stockholder value and promoting the Company’s success, and that equity compensation plans like the 2005 Plan help to attract, retain and motivate valued employees and directors. The Board of Directors believes that the 2005 Plan will promote the interests of Tri-County Financial and its stockholders and that it will give the Company flexibility to continue to provide incentives that are based on the attainment of corporate objectives and increases in stockholder value.

     Tri-County Financial currently maintains the Tri-County Financial Corporation 1995 Stock Option and Incentive Plan (the “Option Plan”). However, the Option Plan expires according to its terms in 2005. Awards outstanding under the Option Plan will continue in effect in accordance with their terms.

     Summary Description of the 2005 Equity Compensation Plan. The principal terms of the 2005 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Appendix A to this proxy statement.

     Purposes of the 2005 Plan. The purposes of the 2005 Plan are to provide incentives and rewards to those employees and directors largely responsible for the success and growth of Tri-County Financial and its affiliates, and to assist in attracting and retaining directors, executives and other key employees with experience and ability.

     Administration. A committee of two or more disinterested members of the Board of Directors will administer the 2005 Plan. The Board of Directors or the committee may also delegate some or all of its authority with respect to the 2005 Plan to certain officers of Tri-County Financial to provide them with limited authority to grant awards to employees, provided that no officer may designate himself or herself as an award recipient. (The appropriate acting body, be it the Board, the committee or an officer, is referred to in this proposal as the “Administrator.”)

     The Administrator has broad authority to grant awards under the 2005 Plan, including, without limitation, the authority to:

•	select the individuals to receive awards under the 2005 Plan;

•	determine the type, number, vesting requirements and other features and conditions of individual awards; and

•	interpret the 2005 Plan and award agreements issued with respect to individual awards (see below).

     Each award granted under the 2005 Plan will be evidenced by a written award agreement that sets forth the terms and conditions of each award and may include additional provisions and restrictions as determined by the Administrator.

     Eligibility. All directors, officers and employees of Tri-County Financial and its affiliates (including all of the named executive officers of Tri-County Financial) are eligible for awards under the 2005 Plan.

     Authorized Shares; Limits on Awards. The maximum number of shares of Tri-County Financial common stock that may be delivered pursuant to awards under the 2005 Plan is 110,000 shares.

     To the extent that an award is settled in cash or a form other than shares of common stock, the shares that would have been delivered had there been no cash or other settlement will not be counted against the shares available for issuance under the plan. Shares that are subject to or underlie awards that expire for any reason, are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the plan. Shares that are exchanged by a participant or withheld by Tri-County Financial to satisfy tax withholding obligations under the 2005 Plan, will be available for subsequent awards under the 2005 Plan.

     Types of Awards. The 2005 Plan authorizes grants of stock options, stock appreciation rights, restricted stock awards and similar rights to purchase or acquire shares. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

     A stock option is the right to purchase shares of Tri-County Financial common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of stock option may not be less than the fair market value of a share of Tri-County Financial common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant.

     A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value per share of Tri-County Financial common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price may not be lower than the fair market value of a share of Tri-County Financial common stock on the date of grant. Stock appreciation rights may granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

     A restricted stock award is a grant of a certain number of shares of common stock subject to the lapse of certain restrictions (such as continued service) determined by the Administrator. Participants are entitled to receive dividends and other distributions declared and paid on the shares and may also vote any unvested shares subject to their restricted stock awards.

     The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, performance shares, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire shares. Such awards may be granted at a fixed or variable price or ratio related to the common stock and may vest upon the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions. The features of such awards are subject to the terms of the 2005 Plan and any applicable requirements under the Internal Revenue Code.

     Payments and Deferrals. Payment of awards may be made in the form of cash, common stock or combinations thereof as determined by the Administrator. The Administrator may provide for the deferred payment of awards and may determine other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

     Effect of Termination of Service on Awards. Generally, the Administrator will establish, in the applicable award agreement, the effect of a termination of employment or service on outstanding awards under the 2005 Plan. The Administrator may make appropriate distinctions based upon the cause of termination and the type of award.

     Acceleration of Awards. Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 25% of the outstanding common stock or combined voting power of Tri-County Financial, if certain changes in a 3/4 majority of the board occur over a two-year period, if stockholders before a transaction do not continue to own more than 50% of the voting shares of Tri-County Financial (or its successor or parent) following a reorganization, merger or similar corporate transaction involving Tri-County Financial, or if Tri-County Financial sells all or substantially all of its assets to a third party, then outstanding awards under the 2005 Plan will accelerate and become fully vested or payable, as applicable. The Board of Directors also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan. For example, the Board of Directors could provide for the acceleration of vesting or payment of an award in connection with a corporate event not specifically described above.

     Transfer Restrictions. Subject to certain exceptions contained in Section 6 of the 2005 Plan, awards under the 2005 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or legal representative.

     Adjustments. As is customary in equity compensation plans of this nature, the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance standards applicable to certain types of awards, are subject to proportional adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or similar events that change the number or kind of shares outstanding, and in the case of extraordinary dividends or distributions of property to the stockholders.

     Amendment or Termination of the 2005 Equity Compensation Plan. The Board may generally amend or terminate the 2005 Plan at any time and in any manner, except that the Board may not amend the 2005 Plan or awards to reprice stock options. Stockholder approval of an amendment will be required to the extent then required by applicable law or the listing standards of any national securities exchange or national securities market where the shares of Tri-County Financial are listed to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. Adjustments as a result of stock splits or similar events will not, however, require stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2005 Plan will terminate on January 23, 2015. Outstanding awards, as well as the Administrator’s authority with respect to such awards, will generally continue following the expiration or termination of the 2005 Plan. Generally, the consent of the award recipient is required if any plan amendment materially and adversely affects the recipient.

     Federal Income Tax Treatment of Awards Under the 2005 Equity Compensation Plan. The income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intend to be exhaustive and, among other considerations, does not describe state or local tax consequences.

     With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the optionee generally does not recognize income upon exercise. If the optionee does not dispose of the common stock acquired upon exercise for the required holding periods of two years from the date of grant and one year from the date of exercise, income from a subsequent sale of the shares is treated as a capital gain for tax purposes. However, if the optionee disposes of the shares before the expiration of the required holding periods, the optionee has made a disqualifying disposition of the stock. Upon a disqualifying disposition, the optionee will recognize ordinary taxable income equal to the difference between the option exercise price and the fair market value of the Company common stock on the date of exercise, and the Company will receive a tax deduction equal to the ordinary income recognized by the optionee. The optionee will also realize capital gain on the difference between the sales price and the fair market value at the date of exercise. Stock appreciation rights are generally taxed and deductible in substantially the same manner as nonqualified stock options.

     Generally, the recipient of a restricted stock award recognizes ordinary income, and Tri-County Financial is entitled to a corresponding deduction, equal to the fair market value of the stock at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse. A restricted stock award recipient who makes an election under Section 83(b) of the Internal Revenue Code, however, recognizes ordinary income equal to the fair market value of the stock at the time of grant, and Tri-County Financial is entitled to a corresponding deduction at that time. If the recipient makes a Section 83(b) election, there are no further federal income tax consequences to either the recipient or Tri-County Financial at the time any applicable transfer or forfeiture restrictions lapse.

     With respect to the other awards authorized under the 2005 Plan, cash and stock-based performance awards, bonuses, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise deferred is taxed when paid. In each of these cases, Tri-County Financial receives a corresponding deduction at the time the participant recognizes ordinary income.

     Specific Benefits Under the 2005 Equity Compensation Plan. Tri-County Financial has not approved any awards under the 2005 Plan that are conditioned upon stockholder approval of the 2005 Plan and is not currently considering any specific award grants under the 2005 Plan.

     Equity Compensation Plan Information. The following table sets forth information about Tri-County Financial common stock that may be issued upon exercise of options, warrants and rights under all of Tri-County Financial’s equity compensation plans as of December 31, 2004.

	Number of securities		Number of securities remaining
	to be issued upon	Weighted-average	available for future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities reflected in
	rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	144,881	$23.55	—

Equity compensation plans not approved by security holders	34,400	26.55	—

Total	179,281	$24.12	—

The Board of Directors recommends that you vote “FOR” approval of the Tri-County Financial Corporation 2005 Equity Compensation Plan.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash and noncash compensation awarded to or earned in the last three years by the chief executive officer of the Company and each other executive officer who earned in excess of $100,000 in salary and bonus in 2004 (the “Named Executive Officers”).

				Long-Term
				Compensation Awards
Name and Principal		Annual Compensation		— Securities	All Other
Position	Year	Salary	Bonus (1)	Underlying Options	Compensation (2)
Michael L. Middleton	2004	$198,991	$86,527	8,962	$53,270
President and Chief	2003	188,000	99,674	4,691	36,281
Executive Officer	2002	175,236	86,249	2,975	30,183

C. Marie Brown	2004	$142,892	$49,707	5,149	$43,631
Executive Vice President	2003	135,000	57,644	2,545	32,284
and Chief Operating Officer	2002	125,067	49,880	2,197	27,559

Gregory C. Cockerham	2004	$132,308	$46,025	4,768	$26,165
Executive Vice President	2003	125,000	53,272	2,282	19,036
and Chief Lending Officer	2002	115,581	46,097	1,720	15,967

William J. Pasenelli	2004	$127,016	$44,184	4,577	$16,900
Executive Vice President	2003	120,000	48,415	2,362	11,974
and Chief Financial Officer	2002	105,043	31,420	1,395	12,130

(1)	Represents bonuses paid pursuant to the Bank’s Executive Incentive Compensation Plan (the “Incentive Plan”), under which the Bank establishes a bonus pool equal to 10% of net income after taxes (but before deduction of bonuses payable under the Incentive Plan) multiplied by a “multiplier” equal to the average of (i) the percentage obtained when the Company’s return on equity (“ROE”) is divided by the median ROE of a peer group comprised of commercial banks in the fifth Federal Reserve district, (ii) the percentage obtained when the median percentage of noncurrent to gross loans of the peer group is divided by the percentage of the Bank’s noncurrent to gross loans; and (iii) the percentage increase in the Company’s earnings-per-share from the previous year (“EPS Increase”) divided by the targeted EPS Increase for the year established by the Board. In no event will the third component exceed 150%, and it will be deemed to be 0% if the percentage, as so computed, is less than 50%. The multiplier shall not exceed 1.0. The bonus pool is allocated among officers in proportion to the ratio a designated percentage of their base salary (the “Allocation Base”) bears to the total Allocation Bases of all participating officers. In addition, stock options with a value, as measured by the Company for purposes of compliance with the reporting requirements of FASB Statement No. 123, equal to 50% of the bonus to which the participant is entitled under the Incentive Plan will be awarded. Measures of performance may be adjusted at the discretion of the Board of Directors.

(2)	Details of the amounts reported in the “All Other Compensation” column for 2004 are provided in the table below.

Item	Mr. Middleton	Ms. Brown	Mr. Cockerham	Mr. Pasenelli
Directors’ fees	$10,550	$10,125	$—	$—
Market value of allocations under the employee stock ownership plan	22,185	17,865	16,335	9,090

Employer contribution to 401(k) plan	8,000	7,704	7,133	6,500
Imputed income under split-dollar life insurance arrangement	4,766	3,650	1,054	766

Reimbursement of payroll taxes for supplemental retirement benefits	7,769	4,287	1,643	544

Total	$53,270	$43,631	$26,165	$16,900

     Option Grants in Fiscal Year 2004. The following table contains information concerning the grants of stock options during the year ended December 31, 2004 to the Named Executive Officers. All such options were granted under the 1995 Stock Option and Incentive Plan and were fully vested at the date of grant.

		Percent of Total
	Number of Securities	Options Grants
	Underlying Options	to Employees	Exercise	Expiration
Name	Granted	in Fiscal Year	Price	Date
Michael L. Middleton	8,962	23.9%	$35.75	December 27, 2004

C. Marie Brown	5,149	13.7	35.75	December 27, 2004

Gregory C. Cockerham	4,768	12.7	35.75	December 27, 2004

William J. Pasenelli	4,577	12.2	35.75	December 27, 2004

     Aggregated Option Exercises in Fiscal Year 2004 and Year-End Option Values. The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the year ended December 31, 2004, as well as the value of options held by such persons at the end of the fiscal year.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at Fiscal Year-End		at Fiscal Year-End (1)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael L. Middleton	15,254	$512,681	36,868	—	$762,194	$—
C. Marie Brown	1,680	55,810	25,630	—	590,367	—
Gregory C. Cockerham	2,682	75,949	23,607	—	545,217	—
William J. Pasenelli	—	—	13,333	—	235,171	—

(1)	Based on the difference between the exercise price and the fair market value of the underlying securities on the date of exercise or at fiscal year-end, as the case may be.

     Employment Agreements. The Bank maintains an employment agreement with Mr. Middleton, which currently provides for an annual salary of $250,000. The agreement provides for Mr. Middleton’s employment for a period of five years, subject to annual one-year extensions. The agreement provides for termination for cause or upon certain events specified in the agreement. The agreement is also terminable by the Bank without cause, in which case Mr. Middleton would be entitled to compensation as in effect on the date of termination up to the expiration date of the agreement payable in a lump sum or in periodic payments (at the option of Mr. Middleton), plus full life, health, disability and other benefits as in effect on the date of termination up to the expiration date of the agreement.

     If following a change in control of the Company or the Bank, as defined in the agreement (1) Mr. Middleton voluntarily terminates his employment for any reason within the 30 day period beginning on the date of a change of control, (2) Mr. Middleton voluntarily terminates employment within 90 days of an event that occurs during the period which begins on the date six months before a change of control and ends on the later of the second anniversary of the change of control or the expiration of the employment agreement, and which event constitutes good reason, as defined in the employment agreement, or (3) the Bank terminates Mr. Middleton’s employment for any reason other than for just cause, as defined in the agreement, then Mr. Middleton shall be entitled to receive an amount equal to 2.99 times the average annual compensation payable by the Bank and includable in Mr. Middleton’s gross income for the most recent five taxable years. In addition, Mr. Middleton would be entitled to be reimbursed for excise taxes imposed on any “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code of 1986, made under the employment agreement and under any other plans, programs or agreements (such as the Salary Continuation Agreement described below), as well as any additional excise and income taxes imposed as a result of such reimbursement. A change of control refers to certain enumerated events, including the acquisition of ownership of 25% or more of the Bank’s or Company’s common stock by any person or group. The agreement provides, among other things, for annual review of compensation, for participation in an equitable manner in any stock option plan or incentive plan to the extent authorized by the Bank’s Board of Directors for its key management employees and for participation in pension, group life insurance, medical coverage and in other employee benefits applicable to executive personnel.

     The Bank maintains similar employment agreements with Ms. Brown and Messrs. Cockerham and Pasenelli, except that those agreements do not include any provision for an excess parachute payment tax reimbursement. Ms. Brown’s agreement provides for a current annual salary of $175,000, Mr. Cockerham’s agreement provides for a current annual salary of $172,500 and Mr. Pasenelli’s provides for a current annual salary of $170,000. Each agreement has a three-year term with provision for extension for an additional year annually if determined by the Board. Each agreement provides for a change in control payment equal to two times the officer’s five-year average annual compensation in circumstances similar to those in which Mr. Middleton would receive a change in control payment.

     Salary Continuation Agreements. The Bank and Mr. Middleton entered into a Salary Continuation Agreement. The Bank is presently funding its obligations to Mr. Middleton pursuant to the Salary Continuation Agreement through a life insurance policy on his life that the Bank owns and with respect to which it is the sole death beneficiary. Pursuant to his Salary Continuation Agreement, if Mr. Middleton terminates employment with the Bank on or after his 62nd birthday, or within 24 months subsequent to a change in control (as defined in his Employment Agreement), or terminates employment on account of disability, he will be entitled to receive a pension from the Bank in the amount of $10,671 per month for 180 months commencing on the his 65th birthday (or his termination of employment, if later). If Mr. Middleton’s employment is terminated for reasons other than disability prior to his 62nd birthday, the monthly amount payable to him for 180 months commencing on his 65th birthday will be $10,671 multiplied by a fraction, the numerator of which is the number of years of service completed by Mr. Middleton at the time of his termination of employment, and the denominator of which is the number of years of service he would have completed had he remained employed with the Bank until his 62nd birthday. Mr. Middleton may elect that his pension commence immediately following termination of employment prior to his 65th birthday, provided that he make such election at least 13 months before his termination of employment. If Mr. Middleton makes such election, his pension will be reduced on the basis of an interest factor equal to the five-year Treasury Constant Maturity Rate (but not greater than 6% annually). If Mr. Middleton dies while an employee of the Bank, or after termination of employment, but before the date on which his pension would have become payable, his designated beneficiary will receive $10,671 per month for 180 months commencing as of the first day of the month following his death. If Mr. Middleton dies after payment of his pension has commenced, his designated beneficiary will receive the balance of the 180 monthly payments. Mr. Middleton will forfeit his entitlement to all benefits under the Salary Continuation Agreement if his employment with the Bank is terminated for cause as specified in his Employment Agreement described above. In addition, Mr. Middleton would be entitled to be reimbursed for excise taxes imposed on any “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code, made under the Salary Continuation Agreement and under any other plans, programs or agreements (such as the Employment Agreement described above), as well as any additional excise and income taxes imposed as a result of such reimbursement.

     The Bank entered into similar Salary Continuation Agreements with Ms. Brown and Messrs. Cockerham and Pasenelli. Their Salary Continuation Agreements are identical to Mr. Middleton’s Salary

Continuation Agreement, except (1) the full monthly benefit for Ms. Brown and Messrs. Cockerham and Pasenelli is $3,627, $6,020 and $6,176, respectively; (2) the full monthly benefit is payable if termination of employment occurs on or after age 65, on account of disability, or within 12 months subsequent to a change in control; and (3) they do not include any provision for an excess parachute payment tax reimbursement.

     The Company has entered into Guaranty Agreements with each of Mr. Middleton, Ms. Brown, and Messrs. Cockerham and Pasenelli pursuant to which it has agreed to be jointly and severally liable for amounts payable under their employment agreements.

     Supplemental Executive Retirement Plan. During 2003, the Bank entered into supplemental executive retirement agreements with certain executive officers, including each of the Named Executive Officers. The supplemental agreements are intended to provide each of the executives with a supplemental benefit following their termination of employment. Under the agreements, each of the executives will receive an annual benefit for a period of 15 years following the executive’s termination of employment on or after attaining age 62. The annual normal retirement benefits for Mr. Middleton, Ms. Brown and Messrs. Cockerham and Pasenelli equal $128,048, $43,524, $72,235 and $72,630, respectively, payable at age 62 for Mr. Middleton and at age 65 for the other executive officers. The agreements also provide each of the executives with an annual benefit that may be reduced if they terminate employment before attaining age 62, depending on the number of years of service they have completed with the Bank. Upon a change in control, each of the executives becomes entitled to 100% of his or her normal annual benefit payable at age 65. Upon an executive’s death, the beneficiary of each executive becomes entitled to the benefit to which the executive would have been entitled at the time of death, unless the executive dies while in active service with the Bank. In that case, the executive’s beneficiary becomes entitled to 100% of the normal benefit that would have been paid had the executive terminated employment after attaining age 62.

Transactions with the Company and the Bank

     The Bank has followed a policy of offering loans to its officers, directors and employees for the financing and improvement of their personal residences as well as consumer loans. These loans are made in the ordinary course of business and upon substantially the same terms, including collateral, interest rate and origination fees, as those prevailing at the time for comparable transactions, and do not involve more than the normal risk of collectibility or present any unfavorable features.

     Louis P. Jenkins, Jr. is a partner in the law firm of Jenkins, Jenkins & Jenkins, P.A., which performed legal services for the Bank and its borrowers during fiscal year 2004 and is expected to perform similar services during the current fiscal year. Herbert N. Redmond, Jr. is a Vice President of D.H. Steffens Company, which performed engineering services for the Bank during 2004 and is expected to perform similar services during the current fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to regulations promulgated under the Securities Exchange Act, the Company’s officers, directors and persons who own more than 10% of the outstanding common stock are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year or written representations from such persons that no annual reports of changes in beneficial ownership were required, the Company believes that during 2004, all of its officers, directors and all of its stockholders owning in excess of 10%

of the outstanding common stock have complied with the reporting requirements, except for one late report filed by each of Messrs. Cockerham, Middleton and Pasenelli and Ms. Brown, each with regard to the awarding of stock options.

Independent Auditors

     The Audit Committee of the Board of Directors has appointed Stegman & Company to be its independent auditors for the fiscal year ending December 31, 2005. A representative of Stegman & Company is expected to be present at the annual meeting to respond to appropriate questions and to make a statement, if so desired.

     The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003.

	2004	2003
Audit Fees	$55,163	$49,973
Audit Related Fees (1)	—	2,500
Tax Fees (2)	7,538	6,750
All Other Fees (3)	3,000	2,117

(1)	Consists of verification of collateral pledged to the Federal Home Loan Bank.

(2)	Consists of tax filing and tax related compliance and other advisory services.

(3)	Consists of presentation at directors’ retreat.

     The Audit Committee’s charter provides that the Audit Committee will approve in advance any non-audit service permitted by the Securities Exchange Act, including tax services, that its independent auditors renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Securities Exchange Act, including but not limited to the 5% de minimis exception. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Audit Committee at its next scheduled meeting for ratification. During the fiscal years ended December 31, 2004 and 2003 the Audit Committee approved 100% of all “audit-related,” “tax” and “other fees.”

Audit Committee Report

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be incorporated by reference into any such filings.

     The Audit Committee of the Board of Directors is responsible for developing and monitoring the Company’s audit program. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting and practices. The Audit Committee is comprised of three directors, each of whom is independent under the Nasdaq Stock Market listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors’ independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

AUDIT COMMITTEE JAMES R. SHEPHERD A. JOSEPH SLATER, JR. HERBERT N. REDMOND, JR.

Miscellaneous

     The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to conducting solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company’s 2004 Annual Report to Stockholders, including financial statements, accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of March 25, 2005, upon written request to the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601.

Stockholder Proposals and Nominations

     To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 3035 Leonardtown Road, Waldorf, Maryland 20601 no later than December 12, 2005. If next year’s annual meeting is held on a date more than 30 calendar days from May 11, 2006, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     Stockholder proposals, other than those submitted above and nominations must be submitted in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the Secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ H. Beaman Smith
H. Beaman Smith Secretary

Waldorf, Maryland
April 11, 2005

APPENDIX A

TRI-COUNTY FINANCIAL CORPORATION
2005 EQUITY COMPENSATION PLAN

1. Purpose of Plan.

The purposes of the Tri-County Financial Corporation 2005 Equity Compensation Plan are to provide incentives and rewards to those employees and directors largely responsible for the success and growth of Tri-County Financial Corporation and its Affiliates, and to assist the Company in attracting and retaining directors, executives and other key employees with experience and ability.

2. Definitions.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

“Award” means one or more of the following: Restricted Stock Awards, Options, Stock Appreciation Rights, performance shares, performance units or any other rights granted to a Participant under the Plan.

“Board of Directors” means the board of directors of the Company.

“Change in Control” shall mean the occurrence of any of the following:

(i) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(ii) Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(iii) Change in Composition of the Board of Directors: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause

(iii) each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least three-fourths (3/4) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(iv) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee designated by the Board of Directors, pursuant to Section 3 of the Plan, to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means Tri-County Financial Corporation and any entity which succeeds to the business of Tri-County Financial Corporation.

“Disability” means any mental or physical condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Company or an Affiliate.

“Employee” means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

“Fair Market Value” means the mean between the bid and asked price reported on the Over the Counter Bulletin Board (as published by The Wall Street Journal, if published) on such date or, if there is no bid and asked price on such date, then on the immediately preceding business day on which there was a bid and asked price. The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s).

“Incentive Stock Option” means an Option granted to an Employee under the Plan that is intended to meet the requirements of Section 422 of the Code.

“Non-Employee Director” means a member of the Board(s) of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

“Non-Statutory Stock Option” means an Option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

“Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

“Participant” means an Employee or Non-Employee Director who is granted an Award pursuant to the terms of the Plan.

“Plan” means this Tri-County Financial Corporation 2005 Equity Compensation Plan.

“Restricted Stock Award” means an Award of shares of restricted stock granted to a Participant pursuant to Section 6(c) of the Plan.

“Stock Appreciation Right” means a right to payment provided in accordance with Section 6(b) of the Plan.

3. Administration.

     (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be disinterested only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for outside directors administering plans intended to qualify for exemption under Rule 16b-3 of the Exchange Act (or its successor). The Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan to (a) designate the officers and employees of the Company who will receive Awards and (b) determine the number of Awards to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights.

     (b) Subject to paragraph (a) of this Section 3, the Committee shall:

     (i) select the individuals who are to receive grants of Awards under the Plan;

     (ii) determine the type, number, vesting requirements and other features and conditions of Awards made under the Plan;

     (iii) interpret the Plan and Award Agreements (as defined below); and

     (iv) make all other decisions related to the operation of the Plan.

     (c) Each Award granted under the Plan shall be evidenced by a written agreement (i.e., an “Award Agreement”). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

     (i) the type of Award granted;

     (ii) the Exercise Price for any Option;

     (iii) the number of shares or rights subject to the Award;

     (iv) the expiration date of the Award;

     (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

     (vi) the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

     The Chairman of the Committee and such other directors and employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.

4. Eligibility.

Subject to the terms of the Plan, such Employees and Non-Employee Directors of the Company, or of any Affiliate, as the Committee shall determine from time to time, shall be eligible to participate in the Plan.

5. Shares of Common Stock Subject to the Plan; Share Limits.

5.1 Shares Available. Subject to the provisions of Section 7, the capital stock that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

5.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) is 110,000 shares.

5.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall be available for subsequent Awards under this Plan.

5.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan. No fewer than 50 shares may be purchased on exercise of any Award (or, in the case of Stock Appreciation Rights or purchase rights, no fewer than 50 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the Award.

6. Awards.

6.1 The Committee shall determine the type or types of Award(s) to be made to each selected Participant. The Committee may grant awards singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as payment for grants or rights available under any other employee benefit or compensation plan of the Company. The types of Awards that may be granted under this Plan are:

     (a) Stock Options.

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees and Outside Directors, subject to any terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(ii) Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(iii) Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6.1(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2)	for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to the Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to the transferred Non-Statutory Stock Option.

(iv) Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options, which may only be granted to Employees:

(1)	If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Corporation at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(2)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(3)	To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Corporation, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(4)	Each Award Agreement for an Incentive Stock Option shall require the Employee to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

     (b) Stock Appreciation Rights.

     The Committee may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement, provided, however, that in the case of a SAR granted retroactively, in tandem with or as a substitution for another Award, the base price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted. The maximum term of a SAR shall be ten (10 years).

     (c) Restricted Stock Awards.

     The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock, to Participants upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i) Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1)	The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2)	Unless otherwise determined by the Committee, and except in the event of the Participant’s death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the Participant to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(3)	If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(iii) Issuance of Certificates. Unless otherwise held in trust and registered in the name of the Plan trustee (if appointed by the Corporation), reasonably promptly after the date of grant of shares of Common Stock pursuant to a Restricted Stock Award, the Company shall cause to be issued a stock certificate evidencing such shares, registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Company may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Tri-County Financial Corporation 2005 Equity Compensation Plan and the related Award Agreement entered into between the registered owner of such shares and Tri-County Financial Corporation or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Tri-County Financial Corporation.

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6.1(b) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

(iv) Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award. In the event the Committee establishes a trust for the Plan, the Committee may elect to distribute dividends and other distributions at the time the Restricted Stock Award vests or pay the dividends (or other distributions) directly to the Participants.

(v) Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards may vote or direct the Plan trustee to vote, as applicable, all unvested shares of Common Stock subject to their Restricted Stock Awards.

     (d) Other Awards.

     The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance shares, performance units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards.

6.2 Payments and Deferrals. The Company shall make payment for Awards in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

6.3 Consideration for Awards. The Exercise Price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

     (a) cash, check payable to the order of the Company, or electronic funds transfer;

     (b) notice and third party payment in such manner as may be authorized by the Committee;

     (c) the delivery of previously owned shares of Common Stock;

     (d) reduction in the number of shares otherwise deliverable pursuant to the Award; or

     (e) subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price and any related withholding obligations under Section 9.5, or until any other conditions applicable to exercise or purchase have been satisfied. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award or shares by any method other than cash payment to the Company.

7. Effect of Termination of Service on Awards.

7.1 General. The Committee shall establish the effect of a termination of employment or service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, inter alia, the cause of termination and type of Award.

7.2 Events Not Deemed Terminations of Employment or Service. Unless Company policy or the Committee provides otherwise, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with another entity within the Company after giving effect to the Affiliate’s change in status.

8. Adjustments; Acceleration Upon a Change in Control.

8.1 Adjustments. Upon, or in contemplation of, any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all of the business or assets of the Company in its entirety; then the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable under the circumstances:

     (a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share Limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or Exercise Price (which includes the base price of any SAR or similar right) of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (5) the performance standards applicable to any outstanding Awards, or

     (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

8.2 The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, may base such settlements solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

8.3 Upon any of the events set forth in Section 8.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Company generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 8.1(a) above shall nevertheless be made.

8.4 Automatic Acceleration of Awards. Upon a Change in Control of the Company, then each then outstanding Option and SAR shall become fully vested and all Restricted Stock Awards then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan shall become payable to the holder of the Award. Without limiting the foregoing, the Board of Directors may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.

9. Miscellaneous Provisions.

9.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

9.2 Employment Status. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

9.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor interfere in any way with the right of the Company to change a Participant’s compensation or other benefits, or terminate his or her employment or other service, with or without cause. Nothing in this Section 9.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

9.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.5 Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right, at its option, to:

     (a) require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment; or

     (b) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion (subject to Section 9.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price, in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Committee’s approval, accept one or more promissory notes from any Participant in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided, however, that any such note shall be subject to terms and conditions established by the Committee and the requirements of applicable law.

9.6 Effective Date, Termination and Suspension, Amendments.

     (a) This Plan is effective as of January 25, 2005, the date of its adoption by the Board of Directors, subject to stockholder approval as required by applicable laws and regulations. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the effective date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

     (b) Board Authorization. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no amendment may have the effect of repricing Options. No Awards may be granted during any period that the Board of Directors suspends this Plan.

     (c) Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

     (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 9.6.

9.7 Governing Law; Construction; Severability.

     (a) This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     (b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c) Plan Construction. Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

9.8 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

9.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

REVOCABLE PROXY

TRI-COUNTY FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Louis P. Jenkins, Jr. and Herbert N. Redmond, Jr., with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Tri-County Financial Corporation (the “Company”) that the undersigned is entitled to vote at the 2004 annual meeting of stockholders to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Wednesday, May 11, 2005 at 10:00 a.m. and at any and all adjournments thereof, as follows:

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING OF STOCKHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2005 ANNUAL MEETING.

Continued, and to be signed and dated, on reverse side.

ê	DETACH PROXY CARD HERE	ê

☒
☐	Mark, Sign, Date and Return Proxy Card Promptly Using the Enclosed Envelope	Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

1.	ELECTION OF DIRECTORS

FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐	*EXCEPTIONS	☐
listed below		for all nominees listed below.

Nominees: James R. Shepherd and H. Beaman Smith

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	APPROVAL OF TRI-COUNTY FINANCIAL CORPORATION 2005 EQUITY COMPENSATION PLAN

FOR	AGAINST	ABSTAIN

☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the annual meeting, a proxy statement for the Annual Meeting and the Company’s 2004 Annual Report.

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date	Share Owner sign here	Co-Owner sign here